UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Check  the  appropriate  box:
[x]  Preliminary  Information  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[  ]  Definitive  Information  Statement


                           NEW HORIZON EDUCATION, INC.
                  (Name of Registrant as Specified In Charter)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[x]  No  fee  required
[  ]  Fee  computed  on  table  below  per Exchange Act Rules 14c-5(g) and 0-11.
     1)  Title  of  each  class  of  securities  to  which  transaction applies:
     _______________________________________
     2)  Aggregate  number  of  securities  to  which  transaction  applies:
     _______________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing  fee  is  calculated  and  state  how  it  was  determined):
     _______________________________________
     4)  Proposed  maximum  aggregate  value  of  transaction:
     _______________________________________

[  ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)  Amount  Previously  Paid:
_______________________________________
2)  Form,  Schedule  or  Registration  Statement  No.
_______________________________________
3)  Filing  Party:
_______________________________________
4)  Date  Filed:
_______________________________________

                              INFORMATION STATEMENT

                           NEW HORIZON EDUCATION, INC.
                                 428 HAO STREET
                               HONOLULU, HI 96821

     This information statement is circulated to advise the stockholders of proposed action to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the proposed actions.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

     The  matters  upon  which  action  is  proposed  to  be  taken  are:

     1. Approve the Agreement and Plan of Reorganization as amended with American Hospital Resources, Inc. and New Horizon Education, Inc.

     2. Amend the Articles of Incorporation to authorize a class of 10,000,000 preferred shares, no par value, the rights and preferences of which shall be determined by the Board of Directors.

     3. Amend the Articles of Incorporation to change the name of the Company to American Hospital Resources, Inc., or such other similar name as may be available in Utah.

     Each  of  the  proposed  actions  is  discussed  in  more  detail  below.

     The date, time and place at which action is to be taken by written consent on the matters to be acted upon, and at which consents are to be submitted, are June 17, 2002, at 11:00 A.M. at 609 Judge Building, 8 East Broadway, Salt Lake City, Utah, 84111 or at such other place or date and time as may be agreed to in writing by the parties.

     This information statement is being first sent or given to security holders on approximately June 17, 2002.

     The class of securities entitled to vote on the matters to be acted upon is common stock, of which the total amount presently outstanding is 16,133,127 shares, each share being entitled to one vote. The record date for determination of the security holders entitled to vote or give consent is June 5, 2002. The consent of the holders of a majority of the shares entitled to vote upon the matter is required for approval of the actions.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

                        APPROVE THE AGREEMENT AND PLAN OF
              REORGANIZATION WITH AMERICAN HOSPITAL RESOURCES, INC.
                                (PROPOSAL NO. 1)

     The Company has entered into an Agreement and Plan of Reorganization with American Hospital Resources, Inc., ("AHR") whereby the Company will acquire AHR by exchanging 3,196,873 common shares of the Company for 1,500 common shares of AHR which represents all of the outstanding shares of AHR stock. AHR will become a wholly owned subsidiary of the Company. A copy of the Agreement and Plan of Reorganization is included with this information statement.

DESCRIPTION  OF  THE  BUSINESS

     AHR is a Delaware Corporation providing several services to acute care hospitals. These services include crisis management and financial re-structuring. AHR also acquires and operates pharmacy outsourcing and materials management service companies. AHR is currently focused on a high-growth strategy based on the continuous leveraged acquisition of profitable pharmacy outsourcing and materials management companies.

     These pharmacy outsourcing and materials management companies can provide pharmacy management services and pharmaceutical supplies to acute care hospitals and long-term care facilities such as nursing homes and hospices. The pharmacy management services and pharmaceutical supplies as well as the materials management services and supplies provided by these companies to client hospital and long-term care facilities are done so pursuant to the terms of "pass-through" and "cost plus" contracts.

     It is believed that the acquisition of AHR will benefit the Company. Management is in favor of the agreement and plan of reorganization.

     Financial statements for American Hospital Resources, Inc. are included with this information statement.


                              AUTHORIZE A CLASS OF
                    10,000,000 PREFERRED SHARES, NO PAR VALUE
                                (PROPOSAL NO. 2)

     Shareholders will be asked to amend the Articles of Incorporation to authorize a class of 10,000,000 shares of preferred stock, no par value. Management of the Company believes changing the capital structure of the corporation will provide the Company broader discretion in acquiring potential business opportunities.


                            CHANGE IN CORPORATE NAME
                                (PROPOSAL NO. 3)

     Due to the evolving nature of the Company's business and as part of the agreement and Plan of Reorganization (see Proposal 1), the Board of Directors has determined that it is the best interests of the Company to change its corporate name to American Hospital Resources, Inc., or such other similar name


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

as may be available in Utah. The name change will be effected by an amendment to the Company's Articles of Incorporation.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of June 5, 2002, the name and the number of shares of the Registrant's Common Stock, no par value, held of record or was known by the Registrant to own beneficially more than 5% of the 16,133,127 issued and outstanding shares of the Registrant's Common Stock, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.



                  Name and Address of      Amount and Nature of  Percentage
                                                                 -----------
Title of Class    Beneficial Owner (1)     Beneficial Ownership   of Class
--------------  -------------------------  --------------------  -----------

Common          Phase One, LLC                       13,000,000       80.58%
                8 East Broadway,
                609 Judge Building
                Salt Lake City, UT 84111

Common          Chris Wheeler (2)                             0           0%
                1912 West Bay Crest
                Santa Ana, CA 92704

Common          Antione Gedeon (2)                            0           0%
                1833 Kalakaua Ave
                Honolulu, HI 96815

Common          Mark Buck (2)                                 0           0%
                428 Hao Street
                Honolulu, HI 96821

Common          Officers, Directors and                       0           0%
                Nominees as a Group:
                3 persons

     (1) For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.

     (2)  Officer  and/or  Director  of  the  Company


     There are no contracts or other arrangements that could result in a change of control of the Company.


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

                               EXECUTIVE OFFICERS

     All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the prior fiscal year ended December 31, 2001, of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

     Although there was no formal arrangement, the Company paid former Director and President Steven L. White an annual salary of $23,000, $55,775, and $0 for the fiscal years ended December 31, 1999, 2000 and 2001 respectively, for services rendered on behalf of the Company as President. Mr. White also received 30,000 shares of common stock valued at $1,500 for services during 1998. Mr. White's compensation is for management services to the Company and is an amount below current market rates paid for executives in similar situations and was set as a fixed annual compensation amount by the Board of Directors.



                           SUMMARY COMPENSATION TABLE

                                                          Other Annual
Name and Principal Position  Year  Salary ($)  Bonus ($)  Compensation

Steven L. White . . . . . .  2001         -0-        -0-            (1)
  Chief Executive Officer .  2000      55,775        -0-           -0-
  Director. . . . . . . . .  1999      23,000        -0-           -0-

(1) Steven White's accrued salary amounted to $22,500 at December 31, 2001 and was subsequently converted to 1,100,000 shares of common stock on March 5, 2002.

EMPLOYMENT  CONTRACTS,  TERMINATION  OF  EMPLOYMENT  AND  CHANGE  IN  CONTROL

     The Company has no formal arrangements for the remuneration of its officers and directors, except that they will receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company's behalf in the investigation of business opportunities.

     There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person which would in any way result in payments to any person because of employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.


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

     Directors of the Company receive an annual payment of $500 each for their service as a board member.


STOCK  OPTIONS  AND  WARRANTS

     On March 4, 2002, Mark Buck, a director of the Company, was given an option to purchase up to 10,000 shares of common stock at a price of $0.05 per share. The option expires two years from the exercise date. As of June 5, 2002 this option has not been exercised.

     On March 14, 2002, Antione Gedeon, a director of the Company, was given an option to purchase up to 10,000 shares of common stock at a price of $0.05 per share. The option expires two years from the exercise date. As of June 5, 2002 this option has not been exercised.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     OFFICE SPACE - Prior to October 1999, the Company did not have a need to rent office space. An officer of the Company allowed the Company to use his office as a mailing address, as needed, at no expense to the Company. Since October 1999, the Company has been paying $100 per month (on an as-needed, month-to-month basis) to an unrelated party for office space. Total rents paid amounted to $300 and $1,200 for the years ended December 31, 2001 and 2000, respectively.

     In 1999, the Company had advanced $1,770 for payroll taxes that were paid on behalf of Steven L. White, a former officer and a director of the Company. In December 2000, Mr. White repaid the advance with no interest.

                                OTHER INFORMATION

     Section 16(a) of the Securities Exchange Act of 1934 requires officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission, and forward copies of such filings to the Company. Based on the copies of filings received by the Company, during the most recent fiscal year, the directors, officers, and beneficial owners of more than ten percent of the equity securities of the Company registered pursuant to Section 12 of the Exchange Act, have filed on a timely basis, all required Forms 3, 4, and 5 and any amendments thereto.

                                    FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT 428 HAO STREET, HONOLULU, HAWAII 96821.


                                   By  Order  of  the  Board  of  Directors
                                  /s/ Chris  Wheeler
                                  --------------------
                                  President


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